Exhibit 4.2

FORM OF

FIFTH AMENDED AND RESTATED INVESTORS AGREEMENT

AMONG

SWITCH & DATA FACILITIES COMPANY, INC.,

SWITCH AND & DATA, INC.,

AND

CERTAIN SECURITYHOLDERS THEREOF

FEBRUARY     , 2007

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

1.1	DEFINED TERMS; GLOSSARY.	1
1.2	CONSTRUCTION.	1

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1	REPRESENTATIONS AND WARRANTIES.	2

ARTICLE 3
REGISTRATION RIGHTS

3.1	REGISTRATIONS RIGHTS.	2
3.2	REGISTRATION PROCEDURES.	6
3.3	INDEMNIFICATION.	11
3.4	RULE 144.	14
3.5	MARKET-STAND-OFF AGREEMENT.	14
3.6	MISCELLANEOUS.	14

ARTICLE 4
GENERAL PROVISIONS

4.1	OFFSET.	14
4.2	TERMINATION.	14
4.3	NOTICES.	14
4.4	ENTIRE AGREEMENT; SUPERSEDURE.	15
4.5	EFFECT OF WAIVER OR CONSENT.	15
4.6	AMENDMENT OR RESTATEMENT.	15
4.7	BINDING EFFECT.	15
4.8	GOVERNING LAW; SEVERABILITY.	15
4.9	FURTHER ASSURANCES.	16
4.10	DIRECTLY OR INDIRECTLY.	16
4.11	COUNTERPARTS.	16

EXHIBITS:
EXHIBIT A	DEFINED TERMS

SCHEDULES:
SCHEDULE I	DEMAND RIGHTS HOLDERS
SCHEDULE II	SECURITYHOLDERS

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

Table of Contents

GLOSSARY OF DEFINED TERMS

The location of the definition of each capitalized term used in this Agreement is set forth in this Glossary:

Act	A-1
Affiliate	A-1
Agreement	1
Beneficially Own	A-1
Board	A-1
Business Day	A-1
Certificate of Incorporation	A-1
Common Stock	A-1
control	A-1
Controlling Person	11
Corporation	1
Demand Registrations	3
Demand Rights Holder	2
Entity	A-1
Exchange Act	A-1
Indemnified Party	13
Indemnifying Party	13
Initial Demand Registration	2
Initial IPO	1
Initial Registration Statement	1
Inspectors	10
Law	A-1
Merger	1
Person	A-2
Piggyback Registration	5
Prior Agreement	1
Records	10
Registrable Securities	A-2
Registration Expenses	A-2
Registration Shares	6
Registration Statement	2
Requesting Holders	3
SEC	A-2
Securities Act	A-2
Securityholder	A-2
Selling Holder	7
Subsequent Demand Registrations	3
Subsidiary	A-3
Successor	1
Transfer	A-3
Transferred	A-3
Transferring	A-3

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Fifth Amended and Restated Investors Agreement

Glossary of Defined Terms

FIFTH AMENDED AND RESTATED

INVESTORS AGREEMENT

This FIFTH AMENDED AND RESTATED INVESTORS AGREEMENT (as amended and restated from time to time, this “Agreement) is entered into as of this      day of February, 2007 by and among Switch & Data Facilities Company, Inc., a Delaware corporation (the “Corporation“), Switch and Data, Inc., a Delaware corporation (the “Successor”) and the Securityholders and will be effective immediately prior to the consummation of the Merger.

RECITALS

WHEREAS, the Successor filed a registration statement on Form S-1 (file number 333-137607, as it may be amended from time to time, the “Initial Registration Statement“) with the SEC to effect an initial public offering of Common Stock (the “Initial IPO“);

WHEREAS, in order to facilitate the Initial IPO, the Successor and the Corporation agreed to affect a merger (the “Merger“), whereby the Corporation will merge with and into the Successor, with the Successor being the surviving corporation;

WHEREAS, the Corporation and certain of the Securityholders are a party to that certain Fourth Amended and Restated Investors Agreement, as amended (the “Prior Agreement“), which established certain rights and obligations with respect to the ownership, voting, registration rights, and transfer of capital stock of the Corporation and certain other matters related thereto;

WHEREAS, in connection with the Merger and in order to facilitate the Initial IPO, a requisite percentage of the Securityholders to the Prior Agreement have agreed to amend and restate the Prior Agreement and in its entirety as set forth in place, this Agreement; and

NOW, THEREFORE, for and in consideration of the premises and other mutual benefits, the sufficiency of which are hereby acknowledged and confessed, the signatories hereto, being the requisite percentage of the Securityholders to the Prior Agreement that have the power to amend and restate the Prior Agreement, agree as follows:

AGREEMENTS

ARTICLE 1

DEFINITIONS

1.1 Defined Terms; Glossary. In addition to terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings given to them in Exhibit A. The Glossary, which follows the Table of Contents, sets forth the location in this Agreement of the definition for each capitalized term used herein.

1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to articles and sections of this Agreement;

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(c) references to Exhibits and Schedules are to exhibits and schedules attached to this Agreement, each of which is made a part of this Agreement for all purposes; (d) references to money refer to legal currency of the United States of America; and (e) the word “including” means “including without limitation.”

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. Each of the Securityholders (as to itself only) represents and warrants to the Corporation, the Successor and the other Securityholders that:

(a) such Person, if such Person is an Entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization;

(b) such Person has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Person of this Agreement have been duly authorized by all necessary action;

(c) this Agreement has been duly and validly executed and delivered by such Person and constitutes the binding obligation of such Person enforceable against such Person in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other Laws of general application relating to creditor’s rights or general principles of equity;

(d) the execution, delivery and performance by such Person of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Person is subject, (ii) violate any order, judgment or decree applicable to such Person or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, or any agreement or other instrument to which such Person is a party; and

(e) such Person understands that the Registrable Securities shall, without any further action on the part of the Corporation or such Person, be subject to the terms, conditions and restrictions contained in this Agreement.

ARTICLE 3

REGISTRATION RIGHTS

3.1 Registrations Rights.

(a) Initial Demand Registrations. Each Securityholder that at the effective time of this Agreement is a holder of Series D-1 Preferred Stock of the Corporation and is set forth on Schedule I (each, a “Demand Rights Holder“) may make a written request for registration and the filing of a registration statement (a “Registration Statement“) under the Securities Act of all or a portion of the Registrable Securities owned by them (each, an “Initial Demand Registration“); provided that Initial Demand Registrations shall be granted on not more than four occasions, and only after the date which is six months after the closing of the Initial IPO. Following the Corporation’s receipt of such a request, the Corporation shall give written notice of such request to all of the Demand Rights Holders

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and such Demand Rights Holders shall have 10 Business Days to notify the Corporation of their desire to participate in the registration. The Corporation shall include in the registration in respect of which such notice has been given all Registrable Securities with respect to which the Corporation has received timely written requests from the Demand Rights Holders for inclusion therein. Notwithstanding the foregoing, the Demand Rights Holders acknowledge and agree that their rights to Initial Demand Registrations set forth in this Section 3.1(a) will terminate once the Corporation is eligible to register securities on Form S-3 (or any successor form) under the Securities Act.

(b) Subsequent Demand Registrations. Following the Initial IPO and during such period as the Corporation is subject to periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. After the Corporation is eligible to register securities on Form S-3 (or any successor form), all Demand Rights Holders shall have unlimited rights to request registrations with respect to their Registrable Securities (the “Subsequent Demand Registrations“, referred to collectively, with the Initial Demand Registrations, as the “Demand Registrations“), including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Following the Corporation’s receipt of a request for a Subsequent Demand Registration, the Corporation shall give written notice of such request to all other Demand Rights Holders and such other Demand Rights Holders shall have 10 Business Days to notify the Corporation of their desire to participate in the registration. The Corporation shall include in the registration in respect of which notice has been given all Registrable Securities with respect to which the Corporation has received timely written requests from the Demand Rights Holders for inclusion therein.

(c) Limitations on Demand Registrations. Notwithstanding the foregoing, (i) in no event shall the Corporation be required to file more than one Registration Statement in any six-month period in response to the exercise of Subsequent Demand Registrations initiated by the request of one or more Demand Rights Holders, (ii) the Corporation need not register any Registrable Securities pursuant to a Demand Registration, unless the good faith estimated size of the offering is (A) greater than $10 million with respect to any Initial Demand Registration or (B) greater than $2.5 million with respect to any Subsequent Demand Registration and (iii) all parties granted registration rights will be subject to the customary lock-up provisions set forth in Section 3.5 below that would restrict the sales of Registrable Securities during specified periods (including sales pursuant to the exercise of demand rights).

(d) Effecting a Demand Registration. Any request for a Demand Registration will specify the aggregate number of Registrable Securities proposed to be sold by the Demand Rights Holders exercising their respective registration rights under Section 3.1(a) or Section 3.1(b) (the “Requesting Holders“) and will also specify the intended method of disposition thereof (including whether such offering shall be a firm commitment underwritten offering). A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Requesting Holder to perform its obligations under this Agreement or, if an underwritten offering, the inability of the Requesting Holders to reach agreement with the underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the Requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that

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at such time the Corporation is in compliance in all material respects with its obligations under this Agreement), then, subject to Section 3.1(e), such Demand Registration shall be deemed to have been effected (provided that (i) if the Demand Registration does not become effective because an adverse change has occurred, or is reasonably likely to occur, in (A) the condition (financial or otherwise), business, assets or results of operations of the Corporation and its Subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders or (B) if it is an underwritten offering, in the market conditions generally such that the managing underwriter of such offering, determines in good faith that an underwritten offering is not possible, (ii) if the Corporation withdraws the Demand Registration for any reason or preempts the request for the Demand Registration, (iii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (iv) if the Demand Registration is withdrawn at the request of the Requesting Holders pursuant to Section 3.1(g) or Section 3.2(a)(i), then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

(e) Withdrawal. If the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 3.1(d) hereof, such Demand Registration is deemed to have been effected, then the Requesting Holders may reinstate such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Requesting Holders reimburse the Corporation for any and all Registration Expenses incurred by the Corporation in connection with such request for a Demand Registration that was withdrawn or not pursued.

(f) Preemption. The Corporation will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within seven Business Days after the Corporation has received a request for such Demand Registration) of such intention to the Requesting Holders indicating that the Corporation has identified a specific business need and use for the proceeds of the sale of such securities and had contemplated such sale of securities prior to receiving the Requesting Holders’ notice, in which case the Corporation shall use its commercially reasonable efforts to effect a primary registration within 90 days of such notice. In the ensuing primary registration, the Requesting Holders will have such Piggyback Registration rights as are set forth in Section 3.1(i) hereof. Upon the Corporation’s preemption of a requested Demand Registration, such requested registration will not count as a Demand Registration. If the Corporation thereafter decides to abandon its intention to pursue such sale of securities, it shall give notice thereof to any preempted Requesting Holders within two Business Days following the Corporation’s decision. The Corporation may exercise the right to preempt a Demand Registration only once in any 360-day period; provided, that during any 360-day period the Corporation shall use its commercially reasonable efforts to permit a period of at least 180 consecutive days during which the Requesting Holders may effect a Demand Registration.

(g) Underwritten Offering. Common Stock to be sold for the account of any Person (including the Corporation) other than a Requesting Holder shall not be included in a Demand Registration if the managing underwriter or underwriters shall advise the Corporation and the Requesting Holder in writing that the inclusion of such securities should be limited due to market conditions.

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Furthermore, if the managing underwriter or underwriters shall advise the Corporation and the Requesting Holders that even after exclusion of all securities of other Persons (including the Corporation) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by such Requesting Holders should be limited due to market conditions, then the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of Registrable Securities which the Corporation and the Requesting Holders are advised is satisfactory by such underwriters, and such Registrable Securities shall be allocated pro rata among such Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder.

(h) Selection of Underwriters. The managing underwriters (including the book running lead managing underwriters) and any additional investment bankers and managers to be used in connection with the offering shall be selected, in the case of an Initial Demand Registration or Subsequent Demand Registration, by a majority in interest (based on the number of shares requested to be registered) of the Demand Rights Holders, considered together as a single class, requesting such Demand Registration; provided that the lead managing underwriter must be reasonably satisfactory to the Corporation.

(i) Piggyback Registration Rights. Securityholders shall have the right to piggyback on any Registration Statement (except with respect to Registration Statements on Form S-4, S-8 or another form not available for registering the shares for sale to the public), filed by the Corporation on behalf of the Corporation or any Securityholder (a “Piggyback Registration“). If at any time or times after the date hereof the Corporation shall seek to register capital stock of the Corporation for its own account or on the account of others, the Corporation will promptly give written notice thereof to all Securityholders that hold Registrable Securities. Each Securityholder will have 10 Business Days after receipt of any such notice to notify the Corporation as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Securityholder fail to provide timely notice to the Corporation, such Securityholder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. The Corporation shall use commercially reasonable efforts to include the requested Registrable Securities to be registered. However, to the extent the managing underwriter determines in good faith that the number of Registrable Securities requested to be included in the registration should be limited due to market conditions, then the amount of Registrable Securities to be included in such Piggyback Registration shall equal the number of Registrable Securities which the Corporation and the Securityholders are advised is satisfactory by such underwriters, and then Registrable Securities to be registered for the Corporation’s account, if any, shall first be included and thereafter Registrable Securities shall be allocated pro rata among such Securityholders (i) first to the Demand Rights Holders pro rata on the basis of the aggregate number of Registrable Securities which were requested to be included in such registration by each such Demand Rights Holder and (ii) then to each other Securityholder, pro rata among such Securityholders on the basis of the number of Registrable Securities requested to be included in such registration by each such Securityholder. If the Corporation or the Demand Rights Holders for whose account such offering is being made shall determine in its (or their) sole discretion not to register or to delay the proposed offering, then the Corporation shall provide written notice of such determination to the Securityholders and (A) in the case of a determination not to effect the proposed

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Fifth Amended and Restated Investors Agreement

offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith and (B) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. The Corporation shall be entitled to select the underwriters in connection with any Piggyback Registration.

(j) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Corporation, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Corporation such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time request or as may be legally required in connection with such registration, including, without limitation, opinions of counsel and a custody agreement; provided, however, that no such Person shall be required to make any representations, warranties or indemnities in connection with any such registration other than representations, warranties and indemnities as to (i) such Person’s ownership of his or its Registrable Securities to be sold or Transferred free and clear of all liens, claims and encumbrances, (ii) such Person’s right, power and authority to effect such Transfer, (iii) ),each document delivered by or on behalf of such Person having been duly and validly authorized, executed and delivered by or on behalf of such Person and being enforceable against such Person, (iv) the execution, delivery and performance of each document delivered by or on behalf of such Person not conflicting with other agreements, regulations or orders binding such Person or such Person’s property and (v) such matters pertaining to compliance with securities Laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of such Person’s Registrable Securities pursuant to such registration.

3.2 Registration Procedures.

(a) In connection with the registration of Registrable Securities pursuant to Section 3.1 of this Agreement, the Corporation will use its commercially reasonable efforts to effect the registration of such Registrable Securities (the “Registration Shares“) as promptly as is reasonably practicable, and in connection with any such request:

(i) The Corporation will expeditiously prepare and file with the SEC a Registration Statement under the Securities Act on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registration Shares to be registered thereunder in accordance with the intended method of distribution thereof, and such amendments and supplements thereto and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain, effective with respect to any Demand Registration or Piggyback

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Fifth Amended and Restated Investors Agreement

Registration, for such period, not to exceed 180 days, as may be necessary to effect the sale of such securities and comply with the provisions of the Securities Act with respect to the sale of Registration Shares covered by such Registration Statement for such period; provided that if the Corporation shall furnish to each Securityholder who is selling Registration Shares pursuant to a public offering registered hereunder (a “Selling Holder“) a certificate signed by the Corporation’s Chairman, President or any Executive Vice-President or Vice-President stating that the Board has determined in good faith that it would be detrimental or otherwise disadvantageous to the Corporation or its Securityholders for such a Registration Statement to be filed as expeditiously as possible because the sale of Registration Shares covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Corporation, the Corporation may postpone the filing or effectiveness of a Registration Statement for a period of not more than 120 days in any 12 month period; provided that if (y) the effective date of any Registration Statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Corporation’s fiscal year, and (z) the Securities Act requires the Corporation to include audited financials as of the end of such fiscal year, then the Corporation may delay the effectiveness of such Registration Statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year. If the Corporation exercises its right to postpone the filing or effectiveness of a Registration Statement, then the applicable Securityholders shall be entitled to withdraw their request for such Demand Registration and it shall not count as a Demand Registration.

(ii) Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Corporation shall not be required to keep any shelf registration effective or useable for offers and sales of the Registration Shares, file a post effective amendment to a shelf Registration Statement or prospectus supplement or to supplement or amend any Registration Statement if the Corporation is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose and the Corporation determines in good faith that the making of such a filing, supplement or amendment at such time would materially interfere with such transaction or purpose. The Corporation shall promptly give the Selling Holders written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the length of the anticipated delay. Upon receipt by a Selling Holder of notice of an event of the kind described in this Section 3.2(a)(ii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registration Shares until such Selling Holder’s receipt of notice from the Corporation that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Corporation shall use its commercially reasonable efforts to permit sales of

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Registration Shares on such shelf Registration Statement for at least 180 days during any 360-day period. If the Corporation shall give notice of an event of the kind described in this Section 3.2(a)(ii), then the Corporation shall extend the period during which the applicable Registration Statement shall be maintained effective as provided in Section 3.2(a)(i) by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall give notice to the Selling Holders that such dispositions of such Registration Shares may continue and shall have made available to the Selling Holders any such supplemented or amended prospectus.

(iii) The Corporation will, if requested, prior to filing a Registration Statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such underwriter, if any, such number of copies of such Registration Statement, amendments and supplements thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and each prospectus used in connection therewith (including each preliminary prospectus) as the Selling Holders or each such underwriter may reasonably request in order to facilitate the sale of the Registration Shares by the Selling Holders.

(iv) After the filing of the Registration Statement, the Corporation will promptly notify the Selling Holders of any stop order issued or, to the Corporation’s knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(v) The Corporation will use its commercially reasonable efforts to register or qualify the Registration Shares for offer and sale under such other securities or blue sky Laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such Registration Statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registration Shares owned by such Selling Holder in such jurisdictions; provided that the Corporation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.2(a)(v), (B) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this Section 3.2(a)(v) or (C) consent to general service of process in any such jurisdiction.

(vi) The Corporation will immediately notify the Selling Holders, at any time when a prospectus relating to the sale of the Registration Shares is required by Law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event as a result of which such prospectus contains an untrue statement of a material fact or omits to

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state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to the Selling Holders and to the underwriters any such supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registration Shares pursuant to the Registration Statement covering such Registration Shares until receipt by the Selling Holders and the underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Selling Holders will deliver to the Corporation all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registration Shares at the time of receipt of such notice. If the Corporation shall give such notice, then the Corporation shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 3.2(a)(i) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Selling Holders such supplemented or amended prospectus.

(vii) The Corporation will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including participation in road shows and investor conference calls) as are required in order to expedite or facilitate the sale of such Registration Shares.

(viii) At the request of any underwriter in connection with an underwritten offering, the Corporation will furnish (A) an opinion of counsel, addressed to the underwriters, covering such customary matters as the managing underwriter may reasonably request and (B) a comfort letter or comfort letters from the Corporation’s independent public accountants covering such customary matters as the managing underwriter may reasonably request.

(ix) If requested by the managing underwriter or any Selling Holder, the Corporation shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing underwriter or any Selling Holder reasonably requests to be included therein, including with respect to the Registration Shares being sold by such Selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registration Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

(x) The Corporation shall promptly make available for inspection by any Selling Holder or underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative

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retained by any such Selling Holder or underwriter (collectively, the “Inspectors“), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records“), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this Section 3.2(ix) if (A) the Corporation believes, after consultation with counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Corporation has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Corporation reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless, in each case, prior to furnishing any such information with respect to (A) or (B), such Selling Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Selling Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(xi) The Corporation, upon or immediately after the effectiveness of a registration, shall cause all Registration Shares included in any Registration Statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Corporation are then listed or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if similar securities issued by the Corporation are then quoted.

(xii) The Corporation shall provide a CUSIP number for the Registration Shares included in any Registration Statement not later than the effective date of such Registration Statement.

(xiii) The Corporation shall cooperate with each Selling Holder and each underwriter participating in the disposition of such Registration Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

(xiv) The Corporation shall during the period when the prospectus is required to be delivered under the Securities Act, timely file all documents required to be filed with the SEC pursuant to the Securities Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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(xv) The Corporation will make generally available to its Securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

(xvi) The Corporation shall use its commercially reasonable efforts to comply with the securities Laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions.

(b) The Selling Holders shall promptly furnish in writing to the Corporation such information regarding such Selling Holders, the plan of distribution of the Registration Shares and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with such registration.

3.3 Indemnification.

(a) Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, shareholders, members, managers, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person“) from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registration Shares or any preliminary prospectus, or any amendment or supplement to such Registration Statement or prospectus; (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act or any state securities Law or (iv) any failure to register or qualify the Registration Shares in any state where the Corporation or its agents have affirmatively undertaken or agreed in writing that the Corporation (the undertaking of any underwriter being attributed to the Corporation) will undertake such registration or qualification on the Selling Holder’s behalf (provided that in such instance the Corporation shall not be so liable if it has undertaken its commercially reasonable efforts to so register or qualify the Registration Shares), or any blue sky application or other document executed by the Corporation specifically for that purpose or based upon written information furnished by the Corporation filed in any state or other jurisdiction in order to qualify any or all of the Registration Shares under the securities Laws thereof, except insofar as such losses, claims, damages or liabilities are caused by or based upon information furnished in writing to the Corporation by or on behalf of such Selling Holder or Controlling Person expressly for use therein or by such Selling Holder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Selling Holder with copies of the same, which failure creates liability for such Selling Holder under applicable securities Laws; provided, however, that the Corporation shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from such Selling Holder’s

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willful misconduct or gross negligence. The Corporation also agrees to indemnify any underwriters of the Registration Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 3.3(a), except insofar as such losses, claims, damages or liabilities are caused by or based upon any specific information furnished in writing to the Corporation by or on behalf of such underwriter expressly for use therein; provided, however, that the Corporation shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such underwriter’s willful misconduct or gross negligence.

(b) Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its officers, directors, shareholders, employees, agents and representatives, each Controlling Person of the Corporation, and any other Selling Holder (including their Affiliates and their respective officers, directors, partners, shareholders, members, managers, employees, agents and representatives, and any Controlling Persons thereof) from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registration Shares or any preliminary prospectus, or any amendment or supplement to such Registration Statement or prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent (and only to the extent) that such losses, claims, damages, liabilities and expenses are caused by or based upon information relating to such Selling Holder furnished to the Corporation in writing by or on behalf of such Selling Holder expressly for use therein; provided, however, that no Selling Holder shall have any obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from the Corporation’s willful misconduct or gross negligence. Each Selling Holder also agrees to indemnify and hold harmless any underwriters of the Registration Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Corporation and the other Selling Holders provided in this Section 3.3(b), but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any Registration Statement or prospectus relating to the Registration Shares, or any amendment or supplement thereto, or any preliminary prospectus; provided, however, that no Selling Holder shall have any obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such underwriter’s willful misconduct or gross negligence. Each such Selling Holder’s liability under this Section 3.3 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registration Shares by such Selling Holder. The obligation of each Selling Holder shall be several and not joint.

(c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person by which indemnity may be sought pursuant to Section 3.3(a) or Section 3.3(b), such Person (the “Indemnified Party“) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party“) in

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Fifth Amended and Restated Investors Agreement

writing, and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

(d) Contribution. If the indemnification provided for in this Section 3.3 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the basis for such losses, claims, damages, liabilities or expenses relates to information supplied or other actions or omissions by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the actions or omissions forming such basis.

The Corporation and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (after deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Fifth Amended and Restated Investors Agreement

3.4 Rule 144. The Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Selling Holders may reasonably request to the extent required from time to time to enable the Selling Holders to sell Registration Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Within 15 days of a written request of any Selling Holder, the Corporation will deliver to such Selling Holder a written statement as to whether it has complied with such reporting requirements.

3.5 Market-Stand-Off Agreement. Each Securityholder agrees that, if requested by the Corporation and its underwriters, such Securityholder will enter into a lock-up or similar agreement not to sell or offer to sell any securities of the Corporation during the 180-day period following the effective date of a registration statement of the Corporation filed under the Securities Act provided that all employees owning in excess of 1% of the outstanding capital stock of the Corporation and officers and directors of the Corporation enter into similar agreements.

3.6 Miscellaneous.

(a) Registration Expenses. In connection with any Demand Registration or any Piggyback Registration, the Corporation shall pay all Registration Expenses.

(b) Other Registration Rights Agreements. Without the prior written consent of a majority in interest of the Demand Rights Holders, voting, for purposes of this Section 3.6(b), as a single class, the Corporation will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

ARTICLE 4

GENERAL PROVISIONS

4.1 Offset. Whenever the Corporation is to pay any sum to any Securityholder, any amounts that such Securityholder, in its capacity as a Securityholder, owes the Corporation may be deducted from that sum before payment.

4.2 Termination. This Agreement shall terminate with respect to any Securityholder when such Securityholder no longer owns any Registrable Securities.

4.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in Person, by courier or mail or by facsimile, or similar transmission, and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Notices given by telecopy shall be deemed to have been received (a) on the day on which the sender receives answer back confirmation if such confirmation is received before or during normal business hours of any Business Day or (b) on the next

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Fifth Amended and Restated Investors Agreement

Business Day after the sender receives answer back confirmation if such confirmation is received (i) after normal business hours on any Business Day or (ii) on any day other than a Business Day. All notices, requests and consents to be sent to a Securityholder must be sent to or made at the addresses given for that Securityholder on the Corporation’s stock records, or such other address as that Securityholder may specify by notice to the other Securityholders Whenever any notice is required to be given by Law, the Certificate of Incorporation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.4 Entire Agreement; Supersedure. This Agreement and other agreements expressly mentioned herein constitute the entire agreement of the Securityholders and their respective Affiliates relating to the Corporation and supersede all prior contracts or agreements with respect to the matters set forth herein, whether oral or written, including, without limitation, the Prior Agreement. Each of the parties hereto acknowledge and agree that as of the date of this Agreement, the Prior Agreement shall be of no further force and effect.

4.5 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Corporation is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at Law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other agreement between the parties) as to which there is no breach.

4.6 Amendment or Restatement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by, the holders of a majority of the Registrable Securities and the Corporation.

4.7 Binding Effect. This Agreement shall be binding on the Corporation, the signatories hereto and each of the Securityholders that were parties to or bound by the Prior Agreement (each of which is listed on Schedule II) and, this Agreement is binding on and inures to the benefit of the respective heirs, legal representatives, successors and permitted assigns of the Corporation and the Securityholders. Each of the parties hereto acknowledge and agree that following the Merger, this Agreement will be binding upon the Successor and all of the Securityholders as if all references to the Corporation were references to the Successor.

4.8 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAWS

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Fifth Amended and Restated Investors Agreement

OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate of Incorporation or (b) any mandatory, non-waivable provision of the Act, such provision of the Certificate of Incorporation or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a Corporation (or otherwise by agreement of the stockholders or directors of a corporation), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

4.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Securityholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

4.10 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.

4.11 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

[SIGNATURES BEGIN ON NEXT PAGE]

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Fifth Amended and Restated Investors Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

SWITCH & DATA FACILITIES COMPANY, INC.

By:
Keith Olsen, Chief Executive Officer
Date:

SWITCH AND DATA, INC.

By:
Keith Olsen, Chief Executive Officer
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

CAPSTREET PARALLEL II, L.P.

By:	The CapStreet Group, LLC,
its general partner

By:
Name:
Title:
Date:

CAPSTREET CO-INVESTMENT II-A, L.P.

By:	The CapStreet Group, LLC,
its general partner

By:
Name:
Title:
Date:

CAPSTREET II, L.P.

By:	CapStreet GP II, L.P.
its general partner

By:	The CapStreet Group, LLC,
its general partner

By:
Name:
Title:
Date:

THE CAPSTREET GROUP, LLC

By:
Name:
Title:
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

CEA CAPITAL PARTNERS USA, LP

By:	Seaport Associates, LLC,
its authorized representative

By:
Name:
Title:
Date:

CEA CAPITAL PARTNERS USA CI, LP

By:	Seaport Associates, LLC,
its authorized representative

By:
Name:
Title:
Date:

SEAPORT INVESTMENTS, LLC

By:
Name:
Title:
Date:

SEAPORT CAPITAL PARTNERS II, LP

By:	CEA Investment Partners II, LLC,
its general partner

	By:	Seaport Associates, LLC,
its Member and authorized representative

By:
Name:
Title:
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

BANCBOSTON VENTURES, INC.

By:
Name:
Title:
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

A.G. EDWARDS PRIVATE EQUITY PARTNERS QP, L.P. AND A.G. EDWARDS PRIVATE EQUITY PARTNERS, L.P., JOINTLY

By:	A.G. Edwards Capital, Inc.,
their General Partner

By:
Name:
Title:
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

ALTAR ROCK FUND L.P.

By:	Tudor Investment Corporation,
its General Partner

By:
Name:
Title:
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

RAPTOR GLOBAL FUND, L.P.

By:
Name:
Title:
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

TUDOR VENTURES II, L.P.

By:	Tudor Ventures Group L.P.,
its General Partner

By:
Name:
Title:
Date:

Switch & Data Facilities Company, Inc.

Fifth Amended and Restated Investors Agreement

EXHIBIT A

DEFINED TERMS

As used in the Agreement, the following terms shall have the respective meanings set forth below:

“Act“ means the Delaware General Corporation Law and any successor statute, as amended from time to time.

“Affiliate“ means, (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and (b) with respect to any Person who is a natural person, any immediate family member of such Person; provided, that no Securityholder of the Corporation shall be deemed an Affiliate of any other Securityholder solely by reason of any investment in the Corporation. For the purpose of this definition, the term “controll” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Own“ shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

“Board“ means the board of directors of the Corporation.

“Business Day“ means any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas, New York, New York or Tampa, Florida are authorized or required by Law to close.

“Certificate of Incorporation“ means the Certificate of Incorporation of the Successor, as further amended or restated from time to time.

“Common Stock“ means the common stock, par value $0.0001 per share, of the Successor.

“Entity“ means any Person other than a natural person.

“Exchange Act“ means the Securities Exchange Act of 1934, as amended.

“Law“ means any applicable constitutional provision, statute, act, code (including the Internal Code of 1986, as amended), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

“Person“ means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Exhibit A-1

Defined Terms

“Registrable Securities“ means all shares of Common Stock, including all shares of Common Stock issued or issuable with respect to any Common Stock by way of exercise or conversion, a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Corporation any Registrable Securities, whether or not such acquisition has actually been effected) held by the Securityholders immediately following the consummation of the Initial IPO contemplated by the Initial Registration Statement; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, (ii) sold pursuant to Rule 144 promulgated under the Securities Act, and (iii) which could then be sold in their entirety pursuant to Rule 144(k) without volume or holding period limitations or restrictions.

“Registration Expenses“ means (a) all registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (c) printing expenses, (d) internal expenses of the Corporation (including all salaries and expenses of its officers and employees performing legal or accounting duties), (e) reasonable fees and disbursements of counsel for the Corporation and customary fees and expenses for independent certified public accountants retained by the Corporation (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter), (f) the reasonable fees and expenses of any special experts retained by the Corporation in connection with such registration, (g) reasonable fees and expenses of up to one counsel for the Securityholders participating in the offering chosen by a majority of the Securityholders, (h) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. including fees and expenses of any “qualified independent underwriter” and (i) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (g) above) of the applicable selling Securityholders or any fees and expenses of underwriter’s counsel.

“SEC“ means the Securities and Exchange Commission.

“Securities Act“ means the Securities Act of 1933, as amended.

“Securityholder“ means each Person who is or becomes a party to this Agreement, whether in connection with the execution and delivery hereof, by operation of law or the Prior Agreement, or otherwise, in each case, so long as such Person shall Beneficially Own any Registrable Securities.

“Subsidiary“ means, with respect to any Person, (a) any entity whose securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (such as managers or managing members of a limited liability company) are at the time directly or indirectly owned by such Person and (b) any limited partnership a general partner of which falls within the meaning of clause (a) preceding.

Exhibit A-2

Defined Terms

“Transfer“ including the correlative terms “Transferring“ or “Transferred“ means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of Common Stock, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, risk of loss or opportunity for gain with respect to, or voting or other rights of any Common Stock are transferred or shifted to another Person.

Exhibit A-3

Defined Terms

SCHEDULE I

HOLDERS OF SERIES D-1 PREFERRED STOCK

A.G. Edwards Private Equity Partners QP, L.P. and A.G. Edwards Private Equity Partners, L.P., Jointly

ALTAR Rock Fund L.P.

Frances Armour

James Armour

Vernon Kelley Armour

Nate Blair

CapStreet II, L.P.

CapStreet Capital Co-Investment II-A, L.P

CapStreet Parallel II, L.P

CEA Capital Partners USA, LP

CEA Capital Partners USA CI, LP

FBO Sheila L. Peterson, IRA #7146-1731, UTA Charles Schwab & Co., Inc.

John Howell

Brian Kelly

Christine Kelly

George W. Kelly

Madeline F. Kelly

Robert Kelly

Sara A. Kelly

Stephen B. Kelly

Daniel Lavin

Robert A. Marmon

Sheila Peterson

Raptor Global Fund, L.P.

Seaport Capital Partners II, L.P.

Seaport Investments, LLC

Marc Shapiro

The Peter Rieman and Deborah Rieman Living Trust Agreement

THK Private Equities

Tudor Ventures II, L.P.

Schedule I

Holders of Series D-1 Preferred Stock

SCHEDULE II

SECURITYHOLDERS

A.G. Edwards Private Equity Partners QP, L.P. and A.G. Edwards Private Equity Partners, L.P., Jointly

AIG Annuity Insurance Company

ALTAR Rock Fund L.P.

Anne Emily Armour

Charlotte Armour

Frances Armour

Gordon F. Armour

James Armour

Pamela Kelley Armour

Robinson James Armour

Tobias Armour

Vernon Kelley Armour

BancBoston Ventures, Inc.

Nate Blair

CapStreet II, L.P.

CapStreet Capital Co-Investment II-A, L.P

The CapStreet Group, LLC

CapStreet Parallel II, L.P

CEA Capital Partners USA, LP

CEA Capital Partners USA CI, LP

Jeff Christman

FBO Sheila L. Peterson, IRA #7146-1731, UTA Charles Schwab & Co., Inc.

Four Partners

John Howell

Marty L. Jimmerson

Deborah Kamioner

Brian Kelly

Christine Kelly

George W. Kelly

George W. Kelly 1996 Trust

George W. Kelly 1988 Trust

Linda Kelly

Madeline F. Kelly

Madeline F. Kelly 1996 Trust

Madeline F. Kelly 1988 Trust

Robert Kelly

Sara A. Kelly

Sara A. Kelly 1996 Trust

Sara A. Kelly 1988 Trust

Stephen B. Kelly

Schedule II

Securityholders

Daniel Lavin

James F. Lavin

Thomas Lavin

Frank McQuilkin

Robert A. Marmon

Robert A. Marmon & Toby A. Marmon, JT-TEN

MidOcean Capital Investors, L.P.

Sari Miller

Jack Pendergrast

Sheila Peterson

Private Equity Portfolio Fund II, LLC

Raptor Global Fund, L.P.

Mark Rubin

Andrew Schonzeit

Seaport Capital Partners II, L.P.

Seaport Investments, LLC

Marc Shapiro

Thomas Steinberg

Steinberg Family Trust

Hindy Taub

Reuben Taub

Techcap, Ltd.

The Peter Rieman and Deborah Rieman Living Trust Agreement

The Variable Annuity Life Insurance Company

THK Private Equities

Three Partners

Tudor Ventures II, L.P.

UnionBanCal Equities, Inc.

Schedule II

Securityholders